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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): FEBRUARY 8, 2005


                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)


            NEVADA                    000-33389               52-2268239
            ------                    ---------               ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                  Identification No.)

                    2280 TRAILMATE DRIVE, SARASOTA, FL 34143
                    ----------------------------------------
                    (Address of principal executive offices)


        Registrant's Telephone Number, Including Area Code: 941-753-2875
                                                            ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS.

(a) Acquisition of Certain Assets of MTEL Communications, Inc.
    ----------------------------------------------------------

Morgan Beaumont, Inc. (the "Company") entered into a letter of intent to purchase certain telephone switching equipment and route contracts from MTEL Communications, Inc. ("MTEL") on April 24, 2004. The Company agreed to purchase certain assets of MTEL including, but not limited to, the telecommunications equipment, switches, services, routes and customers of MTEL, necessary for the Company to operate its own prepaid phone cards. The Agreement is subject to Morgan Beaumont board approval. A copy of the MTEL/Morgan Beaumont Letter of Intent is attached as Exhibit 8.1.1.

MTEL provides innovative services to its telecommunication customers that includes termination to over 220 countries, pre-paid phone cards, Voice-Over-Internet-Protocol (VOIP) communications including IP phones, gateways and an easy to use IP phone program. The transaction is valued at $900,000 and consideration for the transaction will be approximately 22% cash and 78% in stock and performance payouts. The Company anticipates a closing of the transaction as well as revenue contribution during the current quarter.

MTEL has a 214 License as an International Carrier which is a communication license required to terminate international calls, has signed contracts with Orbitel and Telecom in Colombia, Red Ip, Bestel in Mexico, Commnet in Panama and other international contracts, and has international 800 numbers in 35 countries where cards will be used as a pre-paid phone and debit card.

This acquisition of certain assets of MTEL is consistent with the Company's core business of offering products and services to the sub-prime market. The Company is targeting the introduction of a new traditional pre-paid phone card and a PIN number issued card at selected Points of Purchase, or POPs, on its SIRE Network locations in the current quarter. The Company plans to introduce a 'reloadable' plastic pre-paid phone card that can be loaded at its SIRE Network POPs next quarter and release a reloadable ATM/Debit card and Hologram product in the following quarter. These four products will address the sub-prime consumers need for pre-paid phone, ATM debit, and those who would be using both.

(b) Press Releases
    --------------

On February 8, 2005, the Company issued a press release announcing the filing of its SEC Form 10-QSB quarterly report. A copy of this press release is attached hereto as Exhibit 8.2.1.

On March 3, 2005, the Company issued a press release announcing that Rod Braido, VP of Western Region Operations, has resigned from the Board of Directors. The Company also announced that Theodore Misiewicz, CFO, is taking Mr. Braido's position on the Board. The Company also announced two new managers; Butch James joins as Director of Sales, where he will develop Agent/Independent Sales Organization relationships and direct sales, and Michael Kennedy joins as Director of Sales Southwest Region, where he will develop corporate accounts, with a specific focus on payroll card programs. A copy of this press release is attached hereto as Exhibit 8.2.2.


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On March 21, 2005, the Company issued a press release announcing that it expects revenues to more than double in its fiscal second quarter ending March 31, 2005 sequentially over fiscal first quarter results. The Company also announced that management's plan to have 100,000 Point of Purchase (POP) locations in place by calendar year-end 2005 is realistic and expects that it should double sales again sequentially in its fiscal third quarter. The Company also announced that it is achieving these results despite experiencing delays on the rollout of its technology programs and anticipated card sales to date. These delays are primarily due to: 1) the difficulty in recruiting software programmers; 2) management changes at a large customer that impeded the planned deployment of Point of Purchase (POP) locations, and; 3) delays at some of its issuing banks in obtaining approvals for programs for launch during the current program. A copy of this press release is attached hereto as Exhibit 8.2.3.

On April 12, 2005, the Company issued a press release announcing the intended acquisition of certain assets of MTEL Communications, Inc. A copy of this press release is attached hereto as Exhibit 8.2.4.

ITEM 9.01 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

/s/ Clifford Wildes
---------------------------
By: Clifford Wildes
CEO, Treasurer and Director

Dated: April 26, 2005


                                  EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT

   8.1.1.                  Letter of Intent with MTEL
   8.2.1.                  Press Release issued February 8, 2005
   8.2.2.                  Press Release issued March 3, 2005
   8.2.3.                  Press Release issued March 21, 2005
   8.2.4.                  Press Release issued April 12, 2005


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